UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 5, 2026, LogicMark, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). Set forth below are the three proposals that were considered at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Revised Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on September 9, 2026.

As of the close of business on August 11, 2026, the record date for the Special Meeting, 899,759 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) were issued, outstanding and entitled to vote, 1 share of the Company’s Series C non-convertible voting preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”), was issued, outstanding and entitled to vote, held by one record holder, and 250,000 shares of the Company’s Series J convertible preferred stock, par value $0.0001 per share (the “Series J Preferred Stock”) were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the share of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and share of Series C Preferred Stock held by them, respectively. The holder of shares of Series J Preferred Stock was entitled to two votes per share for each share of Series J Preferred Stock held by it. Stockholders holding an aggregate of 891,275 votes were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 - The approval to adopt an Agreement and Plan of Merger, dated as of July 31, 2026, by and among the Company, Langham Project, LLC, and Langham Merger Sub, Inc. and all transactions related thereto (the “Merger Agreement Proposal”). The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
769,970	121,134	171	N/A

Proposal 2 – The approval, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
738,314	126,063	26,897	N/A

The proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there were insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting was not submitted to Company’s shareholders for approval at the Special Meeting because there were sufficient votes to approve the Merger Agreement Proposal. No broker non-votes were tabulated with respect to any proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2026	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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